UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2007
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28401 (Commission File Number)	77-0449487 (I.R.S. Employer Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices)
(650) 298-5300
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 6, 2007, the Board of Directors of Maxygen, Inc. (the “Company”) approved amendments to certain provisions of the Company’s Amended and Restated Bylaws (the “By-laws”), which amendments became effective immediately. The substantive changes to the By-laws include amendments to reflect recent amendments to the Delaware General Corporation Law regarding remote communication and/or electronic transmission mechanisms in connection with stockholder meetings (see Article I, Sections 1, 3, 8 and 9) and meetings of the Board of Directors and Board committees (see Article II, Sections 4, 7 and 10; and Article III, Section 2); to clarify the roles of the Chief Executive Officer and the President, if one is elected (see Article IV, Sections 1 and 3); and to provide the Company with the ability to issue uncertificated shares to enable participation in a direct registration system as required under NASDAQ rules (see Article V, Section 1, 2, 4 and 5).
     The foregoing summary of the amendments is qualified in its entirety by the full text of the By-laws, as amended, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws, effective September 6, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxygen, Inc.
Date: September 7, 2007	By:	/s/ Michael S. Rabson
Michael S. Rabson
Senior Vice President

Exhibit Index

3.1	Amended and Restated Bylaws